                                                                      Exhibit 12


               CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES
        (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                              (MILLIONS OF DOLLARS)

                                                                   NINE MONTHS ENDED
                                                                     SEPTEMBER 30,
                                                                 ---------------------
                                                                   2005        2006
                                                                 --------    ---------
Net Income ...................................................    $ 127       $ 133
Income taxes .................................................       66          91
Capitalized interest .........................................       (1)         (3)
                                                                  -----       -----
                                                                    192         221
                                                                  -----       -----

Fixed charges, as defined:

   Interest ..................................................      136         125
   Capitalized interest ......................................        1           3
   Interest component of rentals charged to operating
     income ..................................................        7          12
                                                                  -----       -----
   Total fixed charges .......................................      144         140
                                                                  -----       -----



Earnings, as defined .........................................    $ 336       $ 361
                                                                  =====       =====

Ratio of earnings to fixed charges ...........................     2.33        2.58
                                                                  =====       =====